UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2024

EDGIO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33508	20-1677033
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11811 North Tatum Blvd., Suite 3031 Phoenix, AZ	85028
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (602) 850-5000

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	EGIO	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.	Amendment to Articles of Incorporation or By-laws; Change in Fiscal Year.

Reverse Stock Split

On March 1, 2024, Edgio, Inc. (the “Company”) will file a Certificate of Amendment to its Amended and Restated Certificate of Incorporation (the “Charter”), effecting a one-for-forty (1-for-40) reverse stock split (the “Reverse Stock Split”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) (the “Certificate of Amendment”). The Certificate of Amendment was approved by the Board of Directors of the Company (the “Board”) and will become effective on March 1, 2024.

The Certificate of Amendment was previously approved by the Company’s stockholders on January 26, 2024. On that date, at a special meeting of the stockholders, the Company received approval from holders of the required shares of voting securities of the Company granting discretionary authority to the Board to file an amendment to the Charter to authorize a reverse stock split of the Company’s Common Stock, with a ratio ranging from any whole number between 1-for-10 and 1-for-50 shares.

The above descriptions of the Certificate of Amendment do not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment attached hereto as Exhibit 3.1.

Item 7.01.	Regulation FD Disclosure.

In accordance with Regulation FD, the Company hereby furnishes the press release disseminated by the Company on February 27, 2024. A copy of the press release is attached hereto as Exhibit 99.1.

The information furnished pursuant to Item 7.01, including Exhibit 99.1 furnished herewith, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01.	Other Items.

The information set forth in Item 5.03 is incorporated by reference.

Effective March 1, 2024, as a result of the Reverse Stock Split, every forty (40) shares of the Company’s issued and outstanding Common Stock are to be converted into one (1) share of issued and outstanding Common Stock. The number of authorized shares will remain unchanged. The Reverse Stock Split will be effected simultaneously for all of our outstanding Common Stock and the exchange ratio will be the same for all of our outstanding Common Stock. The Reverse Stock Split will affect all of our stockholders uniformly. The Reverse Stock Split will have no impact on stockholders’ proportionate equity interest or voting rights in the Company or the par value of the Common Stock, which remains unchanged, except to the extent that the Reverse Stock Split results in any of our stockholders receiving fair value in cash of any fractional shares they would otherwise be entitled to as a result of the Reverse Stock Split. Following the Reverse Stock Split, stockholders will receive instructions from Edgio’s transfer agent on how a stockholder should surrender his or her certificate(s) representing shares of Common Stock to the transfer agent in exchange for certificates representing the appropriate number of whole shares of post-Reverse Stock Split Common Stock. Stockholders who hold their shares in brokerage accounts are not required to take any action to exchange their shares. The new CUSIP number for the Common Stock will be 53261M203.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit No.	Description

3.1	Certificate of Amendment to Certificate of Incorporation

99.1	Press Release, dated February 27, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 27, 2024	EDGIO, INC.

/s/ Richard P. Diegnan
Richard P. Diegnan
Chief Legal Officer & Secretary